Albertsons® Companies Announces National Opioid Settlement Framework

BOISE, Idaho – April 14, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) today announced it has reached a $774 million settlement framework to resolve substantially all of the opioid-related claims brought against the Company by state, local and tribal government entities nationally, if all conditions are satisfied.

This settlement framework marks a significant step toward resolving opioid-related litigation, and Albertsons Cos. believes the settlement framework is in the best interest of all parties. This settlement is not an admission of wrongdoing or liability.

For years, Albertsons Cos. has invested in strong pharmacy practices designed to promote the safe and appropriate use of prescription medications. The Company is proud of its pharmacists and their long-standing role in promoting responsible medication use.

As trusted healthcare professionals in the communities they serve, Albertsons Cos. pharmacists work directly with patients every day to provide guidance, education, and care focused on safe and appropriate medication use.

The Company is continuing its ongoing commitment to patient safety, responsible pharmacy operations, robust training and tools for pharmacy teams, and being a constructive partner in addressing the opioid crisis.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of Feb. 28, 2026, the Company operated 2,244 retail food and drug stores with 1,713 in-store pharmacies, 405 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's and Star Market are trademarks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Important Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K and available at the SEC’s website at www.sec.gov.